UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIRST RESPONDER PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2721447
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 250, Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

Securities to be registered under Section 12(b) of the Act:  N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-139751

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $.001 per share

(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of $.001 par value common stock of First Responder Products Inc., a Delaware corporation. The description of the common stock to be registered hereunder set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2, File No. 333-139751 filed with the Securities and Exchange Commission on December 29, 2006, is incorporated herein by this reference.

Item 2.  Exhibits

The following documents are included as exhibits to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-139751) and incorporated herein by this reference:

Exhibit Number	Description

1	Certificate of Incorporation dated February 15, 2005, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed December 29, 2006 (File No. 333-139751)
2

Certificate of Amendment of Certificate of Incorporation dated April 21, 2005, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed December 29, 2006 (File No. 333-139751)

3

Amended and Restated Certificate of Incorporation dated October 26, 2005, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form SB-2 filed December 29, 2006 (File No. 333-139751)

4	Bylaws, incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form SB-2 filed December 29, 2006 (File No. 333-139751)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

First Responder Products Inc.

Date:  March 15, 2007

By:  /s/ Eric Johnson

       Eric Johnson, Chief Executive Officer